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              SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K
         EXHIBIT 21.1-SUBSIDIARIES OF SILICON VALLEY BANCSHARES



         Silicon Valley Bancshares owns 100.0% of the outstanding voting securities of the following corporations, which are included in Silicon Valley Bancshares' consolidated financial statements:

         NAME                          JURISDICTION OF INCORPORATION
Silicon Valley Bank                            California
SVB Leasing Company (inactive)                 California
SVB Capital I                                  Delaware



         Silicon Valley Bank owns 100.0% of the outstanding voting securities of the following corporations, which are included in Silicon Valley Bancshares' consolidated financial statements:

         NAME                          JURISDICTION OF INCORPORATION
SVB Securities, Inc.                           California
Silicon Valley Real Estate
   Investment Corporation                       Maryland